Exhibit 10.53

Promissory Note

Date:  October 9th, 2002

Borrower:

Dallas S&W, L.P.,

a Texas limited partnership

Borrower’s Mailing Address:

1114 First Avenue

New York, New York  10021

Attn:  Jim Dunn

Telephone No.:  (212) 838-2061

Facsimile No.:  (212) 758-6027

Lender:

Toll Road Texas Land Company, L.P.

c/o Calvin C. Chandler, Manager of

Tollway Land Company, L.L.C., the general partner of Lender

10013 — 59th Street

Lakewood, Washington 98499

Telephone No.:  (253) 588-1788

Facsimile No.:    (253) 584-8563

Place for Payment:

Toll Road Texas Land Company, L.P.

c/o Calvin C. Chandler

10013 — 59th Street

Lakewood, Washington 98499

Principal Amount:

$1,650,000

Annual Interest Rate:

Eight (8%) percent per annum

Maturity Date:

Third anniversary of this Note.

Annual Interest Rate on Matured, Unpaid Amounts:

Eighteen (18%) percent per annum

Terms of Payment (principal and interest):

The principal balance of the Note shall be due and payable in three annual installments of $550,000 each, with each such installment due and payable on the first, second, and third anniversaries of the date first set forth above.  Interest, computed on the unpaid principal balance of the Note, shall be due and payable annually as it accrues, on the first, second, and third anniversaries of this Note.

Security for Payment:

(i) Vendor’s lien contained in Special Warranty Deed of even date herewith, and (ii) Deed of Trust of even date herewith, executed by Dallas S&W, L.P., in favor of Bryan Perkins, Trustee for the benefit of Lender.

Other Security for Payment:

None.

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This Note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

Borrower shall be in default of this Note upon either of the following:

a.                                       Failure to pay any installment of interest due and owing under this Note, when due, and failure of Borrower to cure said default within ten (10) days of notice of such default from Lender to Borrower; or

b.                                      Failure by Borrower to pay any monetary amount required by the Deed of Trust referenced above, and the continuation of such failure for a period of twenty (20) days after Lender has provided Borrower with written notice thereof.

c.                                       Failure by Borrower to perform any term, condition, or covenant contained in the Deed of Trust referenced above (other than failure to pay any monetary amount required by the Deed of Trust), and the continuation of such failure for a period of thirty (30) days after Lender has provided Borrower with written notice thereof or, if such failure on the part of is not susceptible of being cured within said thirty (30) day period, the failure of Borrower to commence curing such failure within said thirty (30) day period or, having commenced to cure the failure within said thirty (30) day period, the failure of Borrower  to prosecute or complete the curing of said failure with due diligence and dispatch.

If Borrower defaults in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to this Note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the Note immediately due. Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

Borrower also promises to pay reasonable attorney’s fees and court and other costs if this Note is placed in the hands of an attorney to collect or enforce the Note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the Note and will be secured by any security for payment.

Interest on the debt evidenced by this Note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this Note and all other instruments concerning the debt.

Each Borrower is responsible for all obligations represented by this Note.

When the context requires, singular nouns and pronouns include the plural.

Borrower may prepay this Note in any amount at any time before the Maturity Date without penalty or premium.  Prepayments will be applied first to accrued interest and the remainder to installments on principal in the inverse order of maturity so that they will be applied to the last maturing principal installments first. These prepayments will not reduce the amount or time of payment of the remaining installments, which will continue until the Principal Amount and all accrued interest are paid.  Interest on the prepaid principal will immediately cease to accrue.

If any provision of this Note conflicts with any provision of a loan agreement (if applicable), deed of trust, or security agreement (if applicable) of the same transaction between Lender and Borrower, the provisions of the Note will govern to the extent of the conflict.

DALLAS S&W, L.P., a Texas limited partnership

By: S&W of Dallas LLC, a Delaware limited liability company, its General Partner

By:	/S/ James M. Dunn
Name:	James M.Dunn
Its:	President

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